As filed with the Securities and Exchange Commission on April 18, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Diversified Restaurant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7221	03-0606420
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

27680 Franklin Road
Southfield, Michigan 48034
(248) 223-9160
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

T. Michael Ansley
President, Chief Executive Officer, and Chairman of the Board of Directors
Diversified Restaurant Holdings, Inc.
27680 Franklin Road
Southfield, Michigan 48034
(248) 223-9160
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael T. Raymond Dickinson Wright PLLC 2600 W. Big Beaver Road, Suite 300 Troy, Michigan 48084 (248) 433-7273	Ryan C. Brauer Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 (612) 492-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-187208

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount Of Registration Fee(4)
Common Stock, par value $0.0001 per share	$5,750,000	$784.30

(1)
The 1,150,000 shares of common stock being registered in this Registration Statement, including 150,000 shares of common stock which may be purchased by the underwriters to cover overallotments, if any, are in addition to the 5,750,000 shares of common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-187208).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes shares of our common stock that the underwriters have the option to purchase to cover overallotments, if any.
(4)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.0001364 of the aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-187208) of Diversified Restaurant Holdings, Inc. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 17, 2013, are incorporated by reference into this Registration Statement.

The 1,150,000 shares of common stock being registered in this Registration Statement, including 150,000 shares of common stock which may be purchased by the underwriters to cover overallotments, if any, are in addition to the 5,750,000 shares of common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-187208).

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank in St. Louis, Missouri as soon as practicable (but no later than the close of business on April 18, 2013), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 18, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-187208 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Dickinson Wright PLLC as to the legality of the shares registered hereunder

23.1	Consent of BDO USA, LLP

23.2	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Diversified Restaurant Holdings, Inc. (Registration No. 333-187208))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 18, 2013.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

/s/ T. Michael Ansley
T. Michael Ansley
President, Chief Executive Officer, Director, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ T. Michael Ansley	President, Chief Executive Officer,	April 18, 2013
T. Michael Ansley	Director, and Chairman of the Board of Directors

*	Chief Financial Officer, Director, and	April 18, 2013
David G. Burke	Treasurer

*	Director	April 18, 2013
Jay Alan Dusenberry

*	Director	April 18, 2013
Philip Friedman

*	Director	April 18, 2013
David Ligotti

*	Director	April 18, 2013
Joseph M. Nowicki

*	Director	April 18, 2013
Gregory J. Stevens

*By:

/s/ David G. Burke
David G. Burke
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Dickinson Wright PLLC as to the legality of the shares registered hereunder

23.1	Consent of BDO USA, LLP

23.2	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Diversified Restaurant Holdings, Inc. (Registration No. 333-187208))